As filed with the Securities and Exchange Commission on August 11, 2026
Registration No. 333-
___________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
___________________________
BICARA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2903745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Bicara Therapeutics Inc.
116 Huntington Ave, Suite 703
Boston, MA 02116
(617) 468-4219
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Bicara Therapeutics Inc. 2026 Inducement Plan
(Full title of the plans)
Claire Mazumdar, Ph.D.
Chief Executive Officer
116 Huntington Ave, Suite 703
Boston, MA 02116
(617) 468-4219
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Gabriela Morales-Rivera, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	David DesRosier, Esq. Vice President, Legal 116 Huntington Ave, Suite 703 Boston, MA 02116 (617) 468-4219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	□	Accelerated filer	□
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers an additional 700,000 shares of common stock, par value $0.0001 per share, of Bicara Therapeutics Inc. (the “Registrant”) to be issued under the Registrant’s 2026 Inducement Plan, as amended (the “Inducement Plan”). The Inducement Plan was originally adopted by the Registrant’s board of directors without stockholder approval pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market. The additional shares are of the same class as the securities previously registered under the Registrant’s Registration Statement on Form S-8 (File No. 333-294748), filed with the Securities and Exchange Commission on March 30, 2026, relating to the Inducement Plan. The information contained in the Registrant’s Registration Statement on Form S-8 (Registration No. 333-294748) is hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).
4.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).
4.3
Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 6, 2023 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281722) filed on August 22, 2024).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-281722) filed on September 6, 2024).
4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42271) filed on February 26, 2026).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1
Bicara Therapeutics Inc. 2026 Inducement Plan, as amended, and form of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42271) filed on August 11, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 11th day of August, 2026.

BICARA THERAPEUTICS INC.

By:	/s/ Claire Mazumdar
Name: Claire Mazumdar, Ph.D. Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Claire Mazumdar, Ph.D. and Ryan Cohlhepp, Pharm.D. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Claire Mazumdar
Claire Mazumdar, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2026

/s/ Ivan Hyep		August 11, 2026
Ivan Hyep	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)

/s/ Ryan Cohlhepp		August 11, 2026
Ryan Cohlhepp, Pharm.D.	President, Chief Operating Officer and Director

/s/ Michael Powell		August 11, 2026
Michael Powell, Ph.D.	Director, Chairperson

/s/ Jeremy Bender		August 11, 2026
Jeremy Bender, Ph.D.	Director

/s/ Christopher Bowden		August 11, 2026
Christopher Bowden, M.D.	Director

/s/ Kate Haviland		August 11, 2026
Kate Haviland	Director

/s/ Carolyn Ng		August 11, 2026
Carolyn Ng, Ph.D.	Director

/s/ Christy Oliger		August 11, 2026
Christy Oliger	Director

/s/ Scott Robertson		August 11, 2026
Scott Robertson	Director

/s/ Jake Simson		August 11, 2026
Jake Simson, Ph.D.	Director